Exhibit 10.1

STOCK AND NOTE PURCHASE AGREEMENT

by and between

GTC Biotherapeutics, Inc.

and

LFB Biotechnologies S.A.S.U.

September 29, 2006

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(continued)

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(continued)

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(continued)

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STOCK AND NOTE PURCHASE AGREEMENT

This Stock and Note Purchase Agreement (this “Agreement”) dated as of September 29, 2006 is made by and between GTC Biotherapeutics, Inc., a Massachusetts corporation, (the “Company”), and LFB Biotechnologies, a société par actions simplifiée unipersonnelle established under the laws of France (the “Purchaser”).

RECITALS

A. The Company and the Purchaser have entered into a Joint Development and Commercialization Agreement dated as of the date hereof (the “Development Agreement”, and together with this Agreement, the “Agreements”) that provides, pursuant to Section 8.1 thereof, that the Purchaser shall make an investment of up to $25,000,000 in the Company;

B. As a material and necessary inducement for the Company to enter into this Agreement and the Development Agreement, Laboratoire Francais du Fractionnement et des Biotechnologies, a société anonyme established under the laws of France and the sole stockholder of the Purchaser (“LFB”), has entered into a Keepwell Agreement of even date herewith in favor of the Company (the “Keepwell Agreement”, and together with the Agreements, the “LFB Agreements”);

C. In accordance with the terms and conditions of this Agreement and pursuant to exemptions from registration under the Securities Act of 1933 (as amended from time to time, the “Securities Act”), which may include without limitation the exemption afforded by Regulation S promulgated thereunder, the Company has agreed to issue and sell, and the Purchaser has agreed to purchase a number of shares of capital stock of the Company and a convertible note having an aggregate purchase price of $25,000,000. The capital stock purchased hereunder shall consist of shares of the Company’s Series D Preferred Stock, par value $0.01 per share, having the rights, privileges, preferences and restrictions set forth in the form of Articles of Amendment attached hereto as Exhibit A (the “Preferred Stock”), and common stock, par value $0.01 per share (the “Common Stock,” together with the Preferred Stock, the “Stock”), of the Company;

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE

(a) Purchase of Stock and Notes. At the Closings (as defined in Section 5), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, upon the terms and subject to the conditions set forth herein:

(i)	5,000 shares of Preferred Stock (the “First Tranche Shares”), at a purchase price of $1,230.00 per share (the “First Tranche Per Share Purchase Price”), for an aggregate purchase price of $6,150,000 (the “First Tranche Purchase Price”);

(ii)	subject to receipt of the Shareholder Approval of Increase in Authorized Shares (as defined below in Section 3), 9,615 shares of Preferred Stock (the “Second Tranche Shares”), at a purchase price per share equal to the First Tranche Per Share Purchase Price, for an aggregate purchase price of $11,826,450 (the “Second Tranche Purchase Price”);

(iii)	subject to receipt of the Shareholder Approval of Additional Share Issuance (as defined in Section 3), 3,630,000 shares of Common Stock (the “Third Tranche Shares,” together with the First Tranche Shares and the Second Tranche Shares, the “Shares”) for an aggregate purchase price of $4,464,900 (the “Third Tranche Purchase Price”), based on a purchase price per share (the “Third Tranche Per Share Purchase Price”) equal to the First Tranche Per Share Purchase Price divided by 1,000 in order to reflect the Common Stock equivalent price; and

(iv)	a subordinated convertible note of the Company in the original principal amount of the Remaining Investment Amount, which note shall be in the form attached hereto as Exhibit B (the “Convertible Note”). The “Remaining Investment Amount” shall mean the remainder of $25,000,000 less the First Tranche Purchase Price, the Second Tranche Purchase Price and the Third Tranche Purchase Price, except that, if the Company completes any Common Stock offering (or any offering of convertible securities convertible) at a per common share equivalent offering price lower than the First Tranche Closing Price (on an as converted basis) after the First Tranche Closing (as defined below) and prior to the Shareholder Approval of Additional Share Issuance (an “Intervening Offering”), then the Remaining Investment Amount shall be increased by the product of (A) 3,630,000 and (B) the difference in the First Tranche Per Share Purchase Price (on an as converted basis) and the per share price of the Intervening Offering (on an as converted to Common Stock basis, if applicable). Such adjustment of the Remaining Investment Amount shall be made by means of issuance of a separate subordinated convertible note of the Company in the form of the Convertible Note (the “Second Convertible Note,” together with the Convertible Note and the Shares, the “Securities”), with the same maturity date as the original Convertible Note; provided, however, that in no event shall the Purchaser be required to pay any additional amount for the Second Convertible Note. References in Sections 3, 7 and 11 of this Agreement to the “Convertible Note” shall be deemed to include the Second Convertible Note to the fullest extent applicable under the circumstances.

2. THE FIRST TRANCHE CLOSING

(a) First Tranche Closing Date. The date and time of the closing of the purchase and sale of the First Tranche Shares (the “First Tranche Closing”) shall occur on October 4, 2006 at 9 a.m. Boston time, at the offices of Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts (subject to the satisfaction or waiver of the conditions set forth in Subsections (c) and (d) of this Section 2), or at such other location, date and time as may be agreed upon between the Company and the Purchaser (the “First Tranche Closing Date”).

(b) Form of Payment. On the First Tranche Closing Date, the Purchaser shall pay the Company the First Tranche Purchase Price for the First Tranche Shares to be issued and sold to the Purchaser, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions previously provided to the Purchaser and the Company shall deliver to the Purchaser the original certificate or certificates representing the First Tranche Shares, registered in the name of the Purchaser. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange or commercial banks located in Boston, Massachusetts are permitted or required by law to close.

(c) Conditions to the Purchaser’s Obligation to Purchase the First Tranche Shares. The Purchaser’s obligation to purchase the First Tranche Shares shall be subject to the satisfaction, at or before the First Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)	receipt of a copy of the Agreements executed by the Company;

(ii)	receipt of certification of the filing with the Secretary of State of the Commonwealth of Massachusetts of the Articles of Amendment attached hereto as Exhibit A;

(iii)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the First Tranche Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Tranche Closing and receipt of a certificate, dated the First Tranche Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such and satisfaction of the conditions set forth in paragraph (c)(vi) and (vii) below;

(iv)	since the date of the most recent financial statements set forth in the Company’s SEC Documents (as defined in Section 7(h)), there shall have been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”) and receipt of a certificate, dated the First Tranche Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such;

(v)	receipt by the Purchaser of a legal opinion, dated the First Tranche Closing Date, from counsel to the Company, in form and substance reasonably acceptable to the Purchaser’s counsel;

(vi)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition, shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing; and

(vii)	the appointment, pursuant to Section 9(a), by the Company’s Board of Directors (the “Board”) of the Board Observer; and

(viii)	receipt of such other information, certificates and documents as the Purchaser may reasonably request.

(d) Conditions to the Company’s Obligation to Issue and Sell the First Tranche Shares. The Company’s obligation to issue and sell the First Tranche Shares shall be subject to the satisfaction, at or before the First Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	receipt of a copy of the Agreements executed by the Purchaser and the Keepwell Agreement in the form of Exhibit C executed by LFB;

(ii)	the representations and warranties of the Purchaser in this Agreement shall be true, correct and complete in all material respects as of the First Tranche Closing Date and the Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions of the Purchaser to be performed, satisfied or complied with by it under this Agreement at or prior to the First Tranche Closing;

(iii)	receipt of a certificate by the President and Managing Director and the Chief Financial Officer of the Purchaser stating that the conditions in paragraphs (ii) and (vii) of this Subsection 2(d) have been fulfilled on or prior to the First Tranche Closing Date in all material respects;

(iv)	receipt by the Company of a legal opinion, dated the First Tranche Closing Date, from counsel to the Purchaser in form and substance reasonably acceptable to the Company’s counsel;

(v)	receipt of the First Tranche Purchase Price;

(vi)	receipt of an executed non-disclosure agreement by the Board Observer;

(vii)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing; and

(viii)	receipt of such other information, certificates and documents as the Company may reasonably request.

3. SHAREHOLDER APPROVAL

Within 30 calendar days of the First Tranche Closing Date, the Company shall cause to be prepared and filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement or consent solicitation statement to obtain approval of the Company’s shareholders of (a) an increase in the number of authorized shares of Common Stock under the Company’s Amended and Restated Articles of Incorporation from 100,000,000 shares to 200,000,000 shares (the “Shareholder Approval of Increase in Authorized Shares”) and (b) the issuance and sale by the Company to the Purchaser of the Third Tranche Shares and the issuance of shares of Common Stock issuable upon conversion of the Convertible Note (the “Shareholder Approval of Additional Share Issuance,” together with the Shareholder Approval of Increase in Authorized Shares, the “Shareholder Approvals”). Purchaser acknowledges that it is not allowed to vote the First Tranche Shares in favor of the issuance and sale by the Company to the Purchaser of the Third Tranche Shares and covenants to abstain from voting on such proposal.

Upon approval by the SEC of such preliminary proxy or consent solicitation statement or, if the SEC has not reviewed such, at the expiration of 10 calendar days from the filing of the preliminary proxy statement or consent solicitation statement, the Company shall file a definitive proxy statement or consent solicitation statement and call and hold a shareholder meeting within 30 calendar days of the filing of such definitive proxy statement to obtain the Shareholder Approvals.

If the Shareholder Approvals are not received on or before June 30, 2007, then to the extent the Shareholder Approvals are conditions thereto, the obligations of the Purchaser to purchase the Second Tranche Shares, the Third Tranche Shares and the Convertible Note shall terminate.

4. SECOND TRANCHE AND CONVERTIBLE NOTE CLOSING

(a) Second Tranche Closing Date. If the Company receives the Shareholder Approvals on or before June 30, 2007, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Second Tranche Shares and the Convertible Note (the “Second Tranche and Note Closing”) on the seventh Business Day following the date of receipt of Shareholder Approval of Increase in Authorized Shares, or such other date or dates as may be mutually agreed by the Purchaser and the Company (each a “Second Tranche Closing Date”). At the Second Tranche and Note Closing for the Second Tranche Shares, the Purchaser shall pay the Company the Second Tranche Purchase Price for the Second Tranche Shares to be issued and sold to the Purchaser and the Company shall deliver to the Purchaser the original certificate or certificates representing the Second Tranche Shares, registered in the name of the Purchaser. At the Second Tranche and Note Closing for the Convertible Note, the Purchaser shall pay the Company the Remaining Investment Amount for the Convertible Note, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and the Company shall deliver to the Purchaser the Convertible Note duly executed and completed in the amount of the Remaining Investment Amount and dated the date of such Second Tranche Closing Date.

(b) Conditions to the Company’s Obligation to Issue and Sell the Second Tranche Shares. The Company’s obligation to issue and sell the Second Tranche Shares shall be subject to the satisfaction, at or before the Second Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	receipt of Shareholder Approval of Increase in Authorized Shares;

(ii)	the representations and warranties of the Purchaser in this Agreement shall be true, correct and complete as of the First Tranche Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Second Tranche and Note Closing and receipt of a certificate, dated the Second Tranche Closing Date, executed by an authorized officer of the Purchaser certifying as to such;

(iii)	receipt of the Second Tranche Purchase Price;

(iv)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing; and

(v)	receipt of such other information, certificates and documents substantially in the form and substance as delivered at the First Tranche Closing.

(c) Conditions to the Purchaser’s Obligation to Purchase the Second Tranche Shares. The Purchaser’s obligation to purchase the Second Tranche Shares shall be subject to the satisfaction, at or before the Second Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)	receipt by the Company of Shareholder Approval of Increase in Authorized Shares;

(ii)	receipt of certification of the filing with the Secretary of State of the Commonwealth of Massachusetts of the Articles of Amendment to increase the number of authorized shares of Common Stock under the Company’s Amended and Restated Articles of Incorporation from 100,000,000 shares to 200,000,000 shares;

(iii)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the First Tranche Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Tranche and Note Closing and receipt of a certificate, dated the Second Tranche Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such.

(iv)	receipt by the Purchaser of a legal opinion, dated the Second Tranche Closing Date, from counsel to the Company, substantially in the form and substance delivered at the First Tranche Closing but with respect to the Second Tranche Shares;

(v)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing;

(vi)	the appointment, pursuant to Section 9, by the Board of an individual designated by the Purchaser, who is willing and able to serve as a director of the Company and is reasonably acceptable to the Nominating Committee of the Board (the “Purchaser Designee”) to serve from and after the Second Tranche Closing Date until a successor is duly elected and qualified;

(vii)	receipt of an Indemnification Agreement, pursuant to Section 9(f), executed by the Company with respect to the Purchaser Designee; and

(viii)	receipt of such other information, certificates and documents substantially in the form and substance as delivered at the First Tranche Closing.

(d) Conditions to the Company’s Obligation to Issue and Sell the Convertible Note. The Company’s obligation to issue and sell the Convertible Note shall be subject to the satisfaction, at or before the Second Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	satisfaction of the conditions to the Company’s obligation to issue and sell the Second Tranche Shares;

(ii)	receipt of Shareholder Approval of Additional Share Issuance;

(iii)	the representations and warranties of the Purchaser in this Agreement shall be true, correct and complete as of the First Tranche Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Second Tranche and Note Closing and receipt of a certificate, dated the Second Tranche Closing Date, executed by an authorized officer of the Purchaser certifying as to such;

(iv)	receipt of the Remaining Investment Amount;

(v)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing; and

(vi)	receipt of such other information, certificates and documents substantially in the form and substance as delivered at the First Tranche Closing.

(e) Conditions to the Purchaser’s Obligation to Purchase the Convertible Note. The Purchaser’s obligation to purchase the Convertible Note shall be subject to the satisfaction, at or before the Second Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)	satisfaction of the conditions to the Purchaser’s obligation to purchase the Second Tranche Shares;

(ii)	receipt by the Company of Shareholder Approval of Additional Share Issuance;

(iii)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the First Tranche Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Tranche and Note Closing and receipt of a certificate, dated the Second Tranche Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such.

(iv)	receipt by the Purchaser of a legal opinion, dated the Second Tranche Closing Date, from counsel to the Company, in form and substance reasonably acceptable to the Purchaser’s counsel;

(v)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing;

(vi)	receipt of the Convertible Note in the principal amount of the Remaining Investment Amount, executed by the Company; and

(vii)	receipt of such other information, certificates and documents substantially in the form and substance as delivered at the First Tranche Closing.

5. THIRD TRANCHE CLOSING

(a) Third Tranche Closing Date. If the Company solicits and receives Shareholder Approval of Additional Share Issuance on or before June 30, 2007, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Third Tranche Shares and, if not sold and purchased in the Second Tranche and Note Closing, the Convertible Note (the “Third Tranche Closing,” together with the First Tranche Closing and the Second Tranche and Note Closing, the “Closings”) on a date mutually agreed by the Purchaser and the Company (the “Third Tranche Closing Date,” together with the First Tranche Closing Date and the Second Tranche Closing Date, the “Closing Date”), which date shall be on the later of (x) January 3, 2007 or (y) the seventh Business Day following receipt of Shareholder Approval of Additional Share Issuance. At the Third Tranche Closing, the Purchaser shall pay the Company (i) the Third Tranche Purchase Price for the Third Tranche Shares to be issued and sold to the Purchaser and (ii) if the Convertible Note is not sold and purchased in the Second Tranche and Note Closing, the Remaining Investment Amount for the Convertible Note, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions. Within five (5) Business Days of the Third Tranche Closing, the Company shall deliver to the Purchaser the original certificate or certificates representing the Third Tranche Shares, registered in the name of the Purchaser.

(b) Conditions to the Company’s Obligation to Issue and Sell the Third Tranche Shares. The Company’s obligation to issue and sell the Third Tranche Shares shall be subject to the satisfaction, at or before the Third Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	satisfaction of the same conditions as for the Company’s obligation to issue and sell the Second Tranche Shares, as of the Third Tranche Closing Date;

(ii)	receipt of Shareholder Approval of Additional Share Issuance;

(iii)	receipt of payment of the Third Tranche Purchase Price;

(iv)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing; and

(v)	receipt of such other information, certificates and documents substantially in the form and substance as delivered at the First Tranche Closing.

(c) Conditions to the Purchaser’s Obligation to Purchase the Third Tranche Shares. The Purchaser’s obligation to purchase the Third Tranche Shares shall be subject to the satisfaction, at or before the Third Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)	satisfaction of the same conditions as for the Purchaser’s obligation to purchase the Second Tranche Shares, as of the Third Tranche Closing Date;

(ii)	receipt by the Company of Shareholder Approval of Additional Share Issuance;

(iii)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the First Tranche Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Third Tranche Closing and receipt of a certificate, dated the Third Tranche Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such.

(iv)	receipt by the Purchaser of a legal opinion, dated the Third Tranche Closing Date, from counsel to the Company, substantially in the form and substance delivered at the First Tranche Closing but with respect to the Third Tranche Shares;

(v)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the

LFB Agreements to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing;

(vi)	if required by Section 1(a)(iv) above, receipt by the Purchaser of the Second Convertible Note in a principal amount as determined in accordance with the Section 1(a)(iv); and

(vii)	receipt of such other information, certificates and documents substantially in the form and substance as delivered at the First Tranche Closing.

(d) Conditions to the Company’s Obligation to Issue and Sell the Convertible Note. The Company’s obligation to issue and sell the Convertible Note shall be subject to the satisfaction, at or before the Third Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	satisfaction of the conditions to the Company’s obligation to issue and sell the Third Tranche Shares;

(ii)	receipt of Shareholder Approval of Additional Share Issuance;

(iii)	receipt of payment of the Remaining Investment Amount;

(iv)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing; and

(v)	receipt of such other information, certificates and documents substantially in the form and substance as delivered at the First Tranche Closing.

(e) Conditions to the Purchaser’s Obligation to Purchase the Convertible Note. The Purchaser’s obligation to purchase the Convertible Note shall be subject to the satisfaction, at or before the Third Tranche Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)	satisfaction of the condition to the Purchaser’s obligation to purchase the Third Tranche Shares;

(ii)	receipt by the Company of Shareholder Approval of Additional Share Issuance;

(iii)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the First Tranche Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Third Tranche Closing and receipt of a certificate, dated the Third Tranche Closing Date, executed by the principal executive officer and principal accounting officer of the Company certifying as to such.

(iv)	receipt by the Purchaser of a legal opinion, dated the Third Tranche Closing Date, from counsel to the Company, in the form and substance reasonably acceptable to Purchaser’s counsel;

(v)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of the LFB Agreements or the right of the Company or the Purchaser or LFB, as the case may be, to enter into the LFB Agreements to which any of them is a party or prevents or arguably prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing;

(vi)	receipt of the Convertible Note in the principal amount of the Remaining Investment Amount, executed by the Company; and

(vii)	receipt of such other information, certificates and documents substantially in the form and substance as delivered at the First Tranche Closing.

6. PARTICIPATION RIGHTS AND INTERVENING OFFERINGS

(a) Right to Participate. At any time after the First Tranche Closing Date and prior to the fifth (5th) year anniversary of the First Tranche Closing Date whenever the Company issues or sells, or agrees to issue or sell, shares of Common Stock at any time, and provided that the Convertible Note, if any, has been or in connection with such issuances or sales will be, fully converted up to the purchase limitation set forth in Section 6(b)), the Company shall deliver to the Purchaser a written offer to participate in such issue or sale, which shall:

(i)	identify the amount of shares to be issued or sold;

(ii)	describe the price and other terms upon which the shares are to be issued and sold; and

(iii)	offer to issue and sell to the Purchaser at the same price (which shall be the public purchase price, if applicable) and upon the same terms, including closing date, up to a number of shares of Common Stock determined by (i) calculating 19.9% of the total number of shares of Common Stock then outstanding, without giving effect to the conversion or exercise into Common Stock of outstanding convertible or exercisable securities other than those held by the Purchaser that are then convertible or exercisable, and (ii) deducting therefrom the number of shares previously purchased by the Purchaser under this Agreement, using in the case of shares of the Preferred Stock, the number of shares of Common Stock issuable upon conversion thereof.

(b) Limitations; Exclusions. The rights of the Purchaser under this Section 6 shall (i) be subject to the Company receiving satisfactory confirmation from Purchaser that any shares of Common Stock it proposes to purchase will not cause it to own more than 19.9% of the total Common Stock then outstanding and (ii) not apply to shares of Common Stock that are issued or issuable in any of the following circumstances:

(i)	in connection with any stock dividend, stock split, split-up or other distribution on shares of Common Stock;

(ii)	upon conversion or exercise of any outstanding convertible or exercisable securities as of the date of this Agreement;

(iii)	in a merger or acquisition of another company or business, provided that the transaction is approved by a majority vote of the members of the Board and by the shareholders of the Company if more than twenty percent (20%) of the Company’s voting equity securities would be issued or issuable under the terms of the transaction;

(iv)	upon exercise or grant of options or other equity awards with respect to shares of Common Stock, subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, issued or issuable to employees or directors of, or consultants to, the Company pursuant to an equity plan of the Company or other arrangement approved by the Board; and

(v)	pursuant to the terms of this Agreement.

(c) Provision of Information. Subject to the Purchaser’s compliance with Subsection 6(d) below, and to help facilitate the Purchaser’s exercise of its rights pursuant to this Section 6, the Company will use commercially reasonable efforts to notify the Purchaser, from time to time, regarding any plans of the Company to complete an equity financing within the next 90 days after such notification.

(d) Standstill Agreement. The Purchaser covenants and agrees that, if the Company informs the Purchaser of any planned equity financing, then until the earlier of (i) the date that is the second full trading day after the Company’s public announcement of its planned equity financing, (ii) the date that is the ninetieth (90th) calendar day after the latest date that the Company has confirmed that it plans to commence an equity financing and (iii) the date that the Company notifies the Purchaser that it has abandoned plans to complete such equity financing, the Purchaser shall maintain the confidentiality of all information provided to the Purchaser relating to any planned equity financing and shall not sell, agree to sell, buy or agree to buy, otherwise engage in any short selling of the Company’s securities, or establish or increase any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any of the Company’s securities other than buying securities from the Company in accordance with the terms offered for the planned equity financing and the purchase of shares pursuant to the rights set forth in this Section 6. Notwithstanding the foregoing, the Purchaser agrees that, so long as the Purchaser is an affiliate (as defined by Rule 144(a)(1) of the Securities Act) of the Company, if requested by the Company and the managing underwriter or lead placement agent of an offering of securities by the Company, the Purchaser will enter into an agreement for the benefit of such underwriter or placement agent, not to sell, transfer or dispose of any shares for a specified period of time (not to exceed 90 days plus any extension of such period imposed pursuant to NASD Rule 2711(f)(4) not to exceed 36 days) provided that all executive officers and directors of the Company enter into similar agreements.

(e) Intervening Offerings. The Company covenants and agrees that it will not issue or sell any Common Stock after the First Tranche Closing and prior to the Shareholder Approval of Additional Share Issuance other than pursuant to a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to Common Stock to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s equity incentive or other employee benefit plans, or in exchange for intellectual property rights or other property or services.

7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser, subject to such exceptions as are set forth in the SEC Documents (as defined below) or as otherwise disclosed in the Company’s Disclosure Schedule previously delivered to the Purchaser, as follows:

(a) Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and as described in the SEC Documents. Copies of the Company’s Articles of Organization and Bylaws, and all amendments thereto, have been filed as exhibits to the Company’s SEC Documents and have not been further modified, and except as required by the transactions contemplated hereby, the Company has no present intention to modify the Articles of Organization and Bylaws. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b) Subsidiaries. Each of the Company’s Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. No Subsidiary is currently prohibited, directly or indirectly, under any agreement to which it is a party, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company. For purposes of this Agreement, “Subsidiaries” means those entities that are “significant subsidiaries” of the Company as determined in accordance with Regulation S-X.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Convertible Note and any other agreements (excluding the Development Agreement) entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation and performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by all requisite corporate action, except for any Shareholder Approvals contemplated by Section 3 that are not yet required. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(d) Capitalization. The capitalization of the Company is as described in the Company’s most recent periodic report filed with the SEC as updated by any current report filed with the SEC thereafter, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. The Company has not issued any capital stock since such filings other than pursuant to the exercise of stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan (such issuances and any such stock options, whenever issued or granted, being collectively “Employee Equity Transactions”), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity financings. The Company’s Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and is listed for trading on the Nasdaq Global Market (“Nasdaq”). The Company is in compliance with the continued listing criteria of Nasdaq and all Nasdaq corporate governance requirements that are applicable to the Company. Except for Employee Equity Transactions and as set forth in the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries.

(e) Issuance of Securities. Except for any Shareholder Approval required as contemplated by Section 3, (i) the Shares are duly authorized and, upon issuance in accordance with the terms hereof, will be (A) validly issued, fully paid and non-assessable and (B) free from all taxes, liens and charges in the United States of America with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchaser, and not subject to preemptive rights or other similar rights of stockholders of the Company; and (ii) the Convertible Note has been duly authorized and, upon issuance in accordance with the terms hereof, will be a legal, valid and binding obligation of the Company in accordance with its terms. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws (or comparable laws of any other jurisdiction) or the rules of Nasdaq, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, is or will be necessary for, or in connection with, the execution and delivery by the Company of the Transaction Documents, for the offer, issue, sale, execution or delivery of the Securities, or for the performance by the Company of its obligations under the Transaction Documents.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company’s Articles of Organization or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company or its Subsidiaries, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations, violations and impositions as described in clauses (ii), (iii) or (iv) of this sentence as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(g) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its Articles of Organization or Bylaws or other organizational documents; (ii) in default (or subject to an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) in violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries; except for such violations or defaults, as described in clauses (ii) or (iii) of this sentence as are set forth in the SEC Documents or as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(h) SEC Documents. The Company has filed all reports, schedules, forms, statements, exhibits (including certifications of the Company’s of the Company’s principal executive and financial officers pursuant to Section 302 and 906 of Sarbanes-Oxley (as defined in Section 7(s))) and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act for the twelve (12) months preceding the date hereof (all of the foregoing filed prior to or on the date hereof, or prior to or on the date of the Second Tranche Closing Date and the Third Tranche Closing Date for purposes of the Second Tranche Closing and the Third Tranche Closing, respectively, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”). As of the date of filing of each such SEC Document, such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Documents comply in all material respects with the applicable requirements of the Exchange

Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as specifically stated therein, and the supporting schedules included or incorporated by reference in the SEC Documents present fairly the information required to be stated therein.

(j) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Documents, (i) there has not been any change in the capital stock (other than pursuant to Employee Equity Transactions, pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity financings) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial condition or operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(k) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and managements’ assessment thereof, are to the Company’s knowledge, independent registered public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(l) Clinical Trials. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local government or regulatory authority performing functions similar to those performed by the FDA) except where the failure to comply with such statutes, laws, rules or regulations would not result, individually or in the aggregate, in a Material Adverse Effect.

(m) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential compounds, genes, information, systems or procedures) (collectively, the “Intellectual Property”) generally described in the SEC Documents (except as otherwise noted therein), which to the Company’s knowledge is all the Intellectual Property necessary for the conduct of the Company’s business. Except as set forth in the SEC Documents, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property except through licensing or cross-licensing agreements or where the exercise of such rights would not result, individually or in the aggregate, in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property that is necessary and material to the Company’s business as it is presently being conducted except where such infringement would not result, individually or in the aggregate, in a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership or licensing rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, other than ordinary patent, trademark, service mark and copyright prosecution; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any reasonable basis for any such claim; and (vi) the Company has taken all steps reasonably determined by the Company to be necessary to perfect its ownership of and interest in such Intellectual Property.

(n) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(o) Environmental Matters. The Company and each of its subsidiaries is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(p) Tax Matters. The Company and each of its subsidiaries (i) has filed all necessary federal, state and foreign income and franchise tax returns, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it, except where the failure to file, failure to pay or the deficiency or claim would not have a Material Adverse Effect.

(q) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r) Disclosure Controls and Procedures. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(s) Sarbanes-Oxley Compliance. The Company and the Company’s directors or officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(t) Absence of Litigation. Except as disclosed in the section titled “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended January 1, 2006, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect.

(u) Investment Company Act. The Company is not, nor, after giving effect to the sale of the Securities and the application of the proceeds therefrom, will it become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(v) Board Approval. The Board has (i) determined that the transactions contemplated by this Agreement, are fair to, and in the best interests of, the holders of Common Stock of the Company, and (ii) approved the Purchaser and its affiliates becoming a holder of 15% or more of the Company’s outstanding voting stock for purposes of Chapter 110F of the Massachusetts General Laws.

8. PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company that as of the Closing Date:

(a) Transfer or Resale. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

(b) Investment Purpose. The Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(c) Offshore Transaction. The Purchaser is not organized under the laws of any jurisdiction within the United States of America, its territories or possessions, was not formed for the purpose of investing in Regulation S securities and is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act. At the time of execution of this Agreement, the Purchaser is physically outside the United States of America. The Purchaser is not purchasing the Securities on behalf of or for the benefit of any U.S. person and the sale of the Securities has not been prearranged with any buyer in the United States of America.

(d) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Information. The Purchaser (directly or through its advisors, if any) (i) has been furnished with or has had full access to all of the publicly available information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

(f) Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(g) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) No Antitrust Filings or Approvals. Neither the Purchaser nor LFB is required to make any filing or obtain any authorization, consent, approval, license, exemption or registration under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, or under the antitrust or similar laws or regulations of any other jurisdiction, in connection with the execution, delivery or performance of the Agreements.

(i) Authorization; Enforcement; Validity. The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and any other governmental action with respect to the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(j) No Conflicts. The execution and performance of this Agreement do not conflict with any agreement to which the Purchaser is a party or is otherwise bound, any law, rule regulation, governmental practice or other requirement, court order or judgment applicable to the Purchaser or, if applicable, the constituent documents of the Purchaser, except for such conflicts as would not, individually or in the aggregate, have or result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Purchaser and its subsidiaries, taken as a whole.

(k) Short Position Prior to the Date Hereof. From the date one hundred eighty (180) days prior to the date hereof, neither the Purchaser nor any affiliate has directly or indirectly established or agreed to establish any hedge, “put equivalent position” (as defined in Rule 16a-1 under the Exchange Act) or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a disposition by the Purchaser or any other person or entity. For purposes hereof, a “hedge or other position” includes, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. The Purchaser acknowledges that this representation is made for the benefit of the Company.

(l) Short Sales and Confidentiality After the Date Hereof. The Purchaser understands and acknowledges that the transactions contemplated by this Agreement and the Development Agreement constitute “material non-public information” within the meaning of the rules and regulation promulgated by the SEC under Regulation FD and that until such time as such the transactions have been publicly disclosed in accordance with Section 12 or otherwise, the Purchaser represents, warrants and covenants that neither it nor any of its affiliates acting on its behalf or pursuant to any understanding with it have executed or will execute any short sales of the Company’s Common Stock and that it will maintain the confidentiality of all disclosures made to it in connection with the Offering (including the existence and terms of this Agreement and the Development Agreement and the transactions contemplated hereby and thereby).

(m) Limitation on Ownership. Other than the Shares to be purchased pursuant to this Agreement, the Purchaser and its affiliates collectively do not currently, and will not as of each of the First Tranche Closing Date, the Second Tranche Closing Date and the Third Tranche Closing Date, beneficially own any shares of capital stock of the Company.

9. BOARD REPRESENTATIVE

(a) Board Observer. On the First Tranche Closing Date, the Purchaser shall be entitled to designate an individual, who is willing and able, and is reasonably acceptable to the Company, to serve as a non-participating observer of the Board and who shall have the right, except as noted below, to receive notice of and other materials relating to and to attend any meeting of the Board occurring before the Purchaser Designee is first elected to the Board or any meeting occurring thereafter which the Purchaser Designee is unable to attend (the “Board Observer”). The Board Observer’s attendance of, or participation in, any meeting of the directors shall be subject to satisfaction of the prior conditions that the Board Observer (i) shall execute a non-disclosure agreement with the Company prior to commencing his or her role on the Board, (ii) shall not be entitled to observe any committees of the Board and (iii) shall not observe any Board deliberations or action from which the Purchaser Designee would be excluded pursuant to Subsection 9(d).

(b) Purchaser Designee. At the first Board meeting occurring after the date on which Purchaser’s ownership percentage of Common Stock of the Company on an as-converted basis will (assuming appointment of the Purchaser Designee) equal or exceed the percentage calculated by dividing one (1) by the total number of then current directors on the Board plus the Purchaser Designee, the Board shall appoint the Purchaser Designee to serve as a director in the class of directors whose term expires at the annual meeting of stockholders of the Company in 2009 and until a successor is duly elected and qualified. The Purchaser shall have the right to nominate the Purchaser Designee, including any successor pursuant to Subsection 9(e) below, for election as a director of the Company, who shall be elected solely by the Purchaser as sole holder of the Preferred Stock, voting separately as a series. At least ninety (90) days prior to any meeting (or written action in lieu of a meeting) of stockholders of the Company at or by which directors are to be elected, the Purchaser shall notify the Company in writing of the Purchaser Designee nominated by the Purchaser for election as a director. The Company shall disclose in its proxy the nominated Purchaser Designee. In the absence of any such notification, it shall be presumed that the Purchaser’s then incumbent Purchaser Designee has been renominated as its Purchaser Designee. The rights provided under this Section 9 are the exclusive rights of the Purchaser and are not transferable to, or exercisable by, other holders of the Preferred Stock, if any.

(c) Ownership Requirements. After June 30, 2012, or if the annual shareholder meeting for 2012 in which directors are elected is held after June 30, 2012, after the date of such meeting, the Purchaser’s right to nominate the Purchaser Designee, including any successor, shall automatically terminate upon the occurrence of either (i) the Purchaser’s ownership of Common Stock of the Company declining to less than ten percent (10%) on an as-converted basis and termination of the Development Agreement, (ii) the Purchaser’s ownership of Common Stock of the Company declining to less than five percent (5%) on an as-converted basis, or (iii) transfer or conversion of more than fifty percent (50%) of the shares of the Preferred Stock issued to the Purchaser under this Agreement. For purposes of this Agreement, “ownership” shall be determined in accordance with the rules for “beneficial ownership” set forth in the Rights Agreement referenced in Section 10 (e) below, and ownership on an “as-converted basis” shall mean inclusion of all shares of Common Stock issuable upon conversion or exercise of convertible or exercisable securities of the Company in the number of outstanding shares of Common Stock.

(d) Restrictions on Purchaser Designee. The Purchaser Designee (i) shall be bound by confidentiality obligations with respect to the Company and its business to the same extent as are other directors of the Company and as is the Purchaser pursuant to this Agreement and the Development Agreement; (ii) shall not be appointed to serve on any committee of the Board; and (iii) if deemed necessary by a determination of the Chairman of the Board or a vote of the majority of the members of the Board (excluding the Purchaser Designee), shall not participate in any Board deliberations or action (including, but not limited to, Board presentations or discussions), or receive Board information, relating to any matter to which the Purchaser is either directly or indirectly involved or has any interest that is competing or inconsistent with the interests of the Company. The Purchaser agrees to cause the Purchaser Designee (and each successor) to comply with the obligations in clause (i) of the preceding sentence, and the Purchaser Observer to comply with its obligations under the non-disclosure agreement referenced in paragraph 2(d)(vi), for the benefit of the Company and its successors.

(e) Successor Designees. If a Purchaser Designee shall cease to serve as a director for any reason, the Purchaser shall have the right, subject to Subsection 9(c) above, to nominate and elect a replacement director to serve out the remaining term of the existing director upon written notice to the Company by the Purchaser, provided that any replacement must be reasonably acceptable to the Nominating Committee of the Board.

(f) Indemnification Agreement. The Company shall enter into an Indemnification Agreement with each Purchaser Designee or Successor Designee prior to the commencement of his or her service on the Board, which agreement shall be in such form and substance as has been executed by the current members of the Board.

10. RESTRICTIONS ON TRANSFER; OWNERSHIP OF SHARES

(a) Resales. The Purchaser agrees that the Shares may only be sold or transferred (i) pursuant to an effective Registration Statement under the Securities Act, or (ii) pursuant to an exemption from registration under the Securities Act.

(b) Rule 144. The Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby and further understands and agrees that so long as the Purchaser beneficially owns 10% or more of the Company’s then outstanding securities or has a Purchaser Designee serving on the Board, the Company will deem the Purchaser to be an “affiliate” as defined in Rule 144(a)(1) and any transfers of the Shares by the Purchaser shall be subject to the limitations applicable to affiliates set forth in the Securities Act and the rules promulgated thereunder, including without limitation Rule 144.

(c) Legends. The certificate(s) evidencing the Shares shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON THE TRANSFER THEREOF PURSUANT TO THE TERMS OF A STOCK AND NOTE PURCHASE AGREEMENT BETWEEN THE HOLDER AND THE COMPANY AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED UNTIL SUCH RESTRICTIONS HAVE LAPSED OR HAVE BEEN WAIVED BY THE WRITTEN CONSENT OF THE COMPANY. THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE

SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(d) Agreement to be Bound. Subject to the other restrictions on transfer set forth or referenced in this Agreement, the Purchaser may assign all of its rights and obligations hereunder with respect to some or all of the Shares, provided that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and that such assignment shall be in connection with a Transfer of all or a portion of the Shares held by the Purchaser.

(e) Security Ownership. The Purchaser is aware that the Company is a party to a Shareholder Rights Agreement, dated as of May 31, 2001, between the Company and American Stock Transfer and Trust Company (the “Rights Agreement”), which provides that in the event the Purchaser at any time beneficially owns 15% or more of the Company’s then outstanding capital stock, the Purchaser may be deemed an “Acquiring Person” as defined in the Rights Agreement. The Purchaser understands that, in connection with the Purchaser’s acquisition of the Shares and with respect to the Purchaser’s equity position in the Company, the Company has exempted the Purchaser from being deemed an Acquiring Person as a result of such acquisition or any subsequent transaction only so long as (i) the Purchaser does not beneficially own more than 19.99% of the Company’s then outstanding capital stock or such higher percentage as is represented by the Shares issued to the Purchaser after giving effect to the issue and sale of the Third Tranche Shares pursuant to this Agreement and (ii) the Purchaser acquires its beneficial ownership of shares of capital stock of the Company in a transaction whereby the Purchaser is acquiring such beneficial ownership directly from the Company. Notwithstanding the foregoing, the Purchaser will also not be deemed an Acquiring Person if the percentage of outstanding capital stock owned by the Purchaser goes above 19.99% or such higher percentage as is represented by the Shares issued to the Purchaser after giving effect to the issue and sale of the Third Tranche Shares pursuant to this Agreement, as the case may be, to the extent that the increase is due solely to the repurchase by the Company of shares of its outstanding capital stock.

11. REGISTRATION RIGHTS

(a) Required Registration. At any time after the one (1) year anniversary of the First Tranche Closing Date, and only so long as the Purchaser is unable to sell all of the Shares under Rule 144(k), the Purchaser may request the Company to register under the Securities Act on

Form S-3 up to 10,000,000 shares (including for this purpose the number of shares of Common Stock issuable upon conversion of the Preferred Stock and, to the extent other registration rights are not provided by the terms of any financing in which the Convertible Note is converted, the Convertible Note) determined on a cumulative basis including all shares of Common Stock registered for Purchaser pursuant to its rights under this Section 11, so long as the number of shares equals at least 25% of the total Shares originally issued to the Purchaser (including for this purpose the number of shares of Common Stock issuable upon conversion of the Preferred Stock): provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock, and provided further that, in any underwritten public offering contemplated hereby the Purchaser shall be entitled to sell the Preferred Stock to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this subsection 11(a) within 180 days after the effective date of a registration statement or any amendment thereto filed by the Company covering a firm commitment underwritten public offering in which the Purchaser shall have been entitled to join pursuant to subsection 11(b) and in which there shall have been effectively registered all shares as to which registration shall have been requested. The Company shall be obligated to register shares pursuant to this subsection 11(a) on two occasions only, and in each case the registration statement for such shares will be subject to suspension or termination to the same extent that all other registration statements of the Company covering resale of shares of Common Stock by selling stockholders are similarly suspended or terminated.

(b) Piggy-back Registration. If at any time after the one (1) year anniversary of the First Tranche Closing Date, the Company shall determine to prepare and file with the SEC a registration statement under the Securities Act of any of its Common Stock relating to an offering for its own account or the account of others, other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to Common Stock to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s equity incentive or other employee benefit plans, then the Company shall give prompt written notice to the Purchaser of its intention to do so and of the Purchaser’s right to have the Company register the Purchaser’s shares of Common Stock pursuant to this subsection 11(b), including for this purpose shares of Common Stock issuable upon conversion of the Preferred Stock and, to the extent other registration rights are not provided by the terms of any financing in which the Convertible Note is converted, the Convertible Note, to the extent permitted under the applicable rules and regulations, but not including any shares of the Preferred Stock. Upon the written request of the Purchaser made within ten (10) days after the receipt of any such notice (which request shall specify the number of shares of Common Stock to be disposed of by the Purchaser (the “Registrable Shares”)), the Company will use its best efforts to effect the registration under the Securities Act of the Registrable Shares to the extent required to permit the disposition of the Registrable Shares; provided that (i) if, at any time after giving written notice of its intention to register any Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the Common Stock to be sold by it, the Company may, at its election, give written notice of such determination to the Purchaser and, thereupon, shall be relieved of its obligation to register the Registrable Shares in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), and (ii) if such registration involves an underwritten or agented offering, the Purchaser must sell the Registrable Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company and any other selling shareholders, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. Notwithstanding the foregoing, the Purchaser’s rights pursuant to this subsection 11(b) will terminate upon the later of (i) five (5) years from the last Closing Date under this Agreement and (ii) the date that all Shares held by the Purchaser are able to be sold under Rule 144(k) of the Securities Act.

(c) Underwriter Cutback. If a registration or offering pursuant to subsection 11(b) involves an underwritten or agented offering and the managing underwriter or the lead placement agent, as the case may be, advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in such offering exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the Common Stock offered in such offering as contemplated by the Company (other than the Registrable Shares), then the Company will only include in such offering (i) first, 100% of the Common Stock the Company proposes to sell and (ii) second, to the extent of the number of Registrable Shares requested to be included in such registration or offering pursuant to subsection 11(b) can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above, the number of Registrable Shares which the Purchaser has requested to be included in such registration or offering. In the event that the underwriters determine that less than all of the shares requested to be registered can be included in such registration and underwriting, then the Registrable Shares that are excluded from such registration and underwriting shall be apportioned pro rata among the Purchaser and all other selling shareholders based on the number of securities held by the Purchaser and all selling shareholders or in such other proportions as shall mutually be agreed to by the Purchaser and all such other selling shareholders.

(d) Registration Expenses. The Company shall bear all expenses in connection with any registration as provided in this Section 11, other than underwriting discounts, brokerage fees and commissions and expenses of the Purchaser’s legal counsel.

(e) Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 11, the Company will keep the Purchaser advised as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use commercially reasonable efforts to:

(i)	furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Purchaser from time to time may reasonably request;

(ii)	register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction in the United States of America as shall be reasonably requested by the Purchaser; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(iii)	notify the Purchaser at any time when a prospectus relating to Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to the Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(iv)	cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(v)	otherwise comply with all applicable rules and regulations of the SEC applicable to the Company in connection with such registration to enable sale of the Registrable Securities by the Purchaser in compliance with U.S. law.

12. PUBLIC STATEMENTS

The Company agrees to disclose on a Current Report on Form 8-K the existence of this Agreement and the transactions contemplated by this Agreement and the material terms, thereof, including pricing, within four (4) Business Days after the date hereof. The Purchaser shall not issue any press release, or otherwise make any such public statement regarding this Agreement or the transactions contemplated by this Agreement without the prior written consent of the Company.

13. MISCELLANEOUS

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(b) Entire Agreement. This Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(c) Amendments and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and by the Purchaser.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

GTC Biotherapeutics, Inc.
175 Crossing Boulevard
Suite 410
Framingham, MA 01702
Telephone:	(508) 270-2061
Facsimile:	(508) 271-3491
Attention:	Geoffrey F. Cox, Ph.D.
Chairman, President and Chief Executive Officer

with a copy to:

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199`
Tel:	(617) 239-0100
Fax:	(617) 227-4420
Attn:	Nathaniel S. Gardiner, Esq.

If to the Purchaser:

LFB-Biotechnologies S.A.S.U.
3, avenue des Tropiques
LES ULIS
91940 Courtaboeuf - France
Tel:	+33 (0) 1 69 82 70 10
Fax:	+33 (0) 1 6982 72 67
Attn:	M. Christian Bechon, President

with a copy to:

Laboratoire Francais du Fractionnement et des Biotechnologies
3, avenue des Tropiques
LES ULIS
91940 Courtaboeuf - France
Tel:	+33 (0) 1 69 82 70 10
Fax:	+33 (0) 1 69 82 72 67
Attn:	M. Christian Bechon, President Directeur General

with a further copy to:

JeantetAssociés
87, avenue Kléber
75116 Paris
Tel:	(33) 01.45.05.8008
Fax:	(33) 01.45.05.82.74
Attn:	Jonathan Wohl, Avocat à la Cour

with a further copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Tel:	(617) 542-6000
Fax:	(617) 542-2241
Attn:	Brian P. Keane, Esq.

(e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares.

(i) Survival. The representations and warranties of the Company and the Purchaser contained in Sections 7 and 8, respectively, shall survive only for a period of two years from the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

(j) Expenses. Except as otherwise specifically provided in Section 11 with respect to registration expenses, each party shall bear its own fees and expenses, including, without limitation, fees of legal counsel, that it incurs in connection with the consummation of the transactions contemplated by this Agreement and in satisfying its obligations under this Agreement.

(k) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Remainder of page intentionally left blank.

Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Stock Purchase and Note Agreement to be duly executed as of the date first written above.

COMPANY:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ Geoffrey F. Cox
Geoffrey F. Cox
Chairman, Chief Executive Officer and President

PURCHASER:

LFB BIOTECHNOLOGIES S.A.S.U.

By:	/s/ Christian Bechon
Christian Bechon President

Exhibit A

Form of Articles of Amendment

[Omitted from this exhibit because it is filed separately as Exhibit 3.1 to this report.]

Exhibit B

Form of Convertible Note

Exhibit B

SUBORDINATED CONVERTIBLE NOTE

${the	Remaining Investment Amount} , 200

Subject to the terms and conditions of this Note, for good and valuable consideration received, GTC BIOTHERAPEUTICS, INC., a Massachusetts corporation (the “Company”), promises to pay to LFB BIOTECHNOLOGIES, a société anonyme established under the laws of France (the “Holder”), the principal amount of {the Remaining Investment Amount} ($            ), plus simple interest which shall accrue at the rate of two percent (2%) per annum on the unpaid principal from the date of this Note until the Maturity Date (as defined in Section 1.1) or until the full amount of principal and accrued interest under this Note is earlier converted under the terms hereof. The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Payment

1.1. The principal and accrued interest under this Note will be paid to the Holder on                 , 201     {the fifth anniversary of the date of issuance} (the “Maturity Date”) to the extent it has not been converted pursuant to the terms hereof. All payments of principal and interest under this Note will be made by mail to the address of record of the Holder or, if requested in writing by Holder, by wire transfer of immediately available funds in accordance with written instructions provided by the Holder to the Company before the Maturity Date, except to the extent interest is paid in Common Stock pursuant to Section 1.3 below.

1.2. This Note may not be prepaid without the written consent of the Holder.

1.3. Accrued interest on the Note may be paid in cash or Common Stock at the Company’s election upon a Qualified Financing (as defined below) as provided in Subsection 2.4 or at the Maturity Date to the extent that interest has not already been paid in connection with any conversion of any principal of the Note. If accrued interest is paid in Common Stock, the number of shares to be issued in payment will be determined based on the Fair Market Value of the Common Stock on the date of conversion or the Maturity Date (or if any such date is not a Trading Day, then on the nearest Trading Day preceding such date). “Fair Market Value” and “Trading Day” shall have the same meanings attributed to such terms in the designation of the Company’s Series D Preferred Stock in the Company’s Articles of Organization.

2. Automatic Conversion. Until this Note is converted in full on or before the Maturity Date, the then outstanding principal amount of this Note, or such portion thereof as is convertible in accordance with this Section 2, will automatically convert into Common Stock of the Company issued and sold, at any time and from time to time, in conjunction with the close of each equity financing of the Company in which the Company (i) receives gross proceeds of at least $5,000,000 and (ii) issues Common Stock other than pursuant to a registration statement on Form S-4 or S-8 under the Securities Act of 1933 (a “Qualified Financing”), as follows:

2.1. The shares of Common Stock issued and sold upon conversion of this Note shall be unregistered under the Securities Act of 1933 and shall be issued and sold at the same price per share as is paid for shares of Common Stock by the other purchasers in the Qualified Financing.

2.2. The number of shares of Common Stock to be issued and sold upon such conversion shall be equal to the quotient obtained by dividing (i) the portion of the principal amount of this Note, and if designated by the Company, any accrued interest thereon, to be converted by (ii) the price per share of the Common Stock issued and sold in the Qualified Financing; provided, however, that in no event shall the portion of shares of Common Stock issued to Purchaser upon any such conversion of this Note, together with any shares of Common Stock issuable in payment of any accrued interest on this Note pursuant to Section 1.3 above in connection with the Qualified Financing (X) exceed 49.9% of the aggregate number of shares of Common Stock issued in the Financing or (Y) result in the Holder owning more than 19.9% of the outstanding Common Stock of the Company.

2.3. In no event shall any portion of the Note be convertible into any warrants or other securities issued in connection with Common Stock in the respective financing, but the Holder shall be entitled to participate in any registration rights included with respect to Common Stock issued and sold in the Financing.

2.4. If less than the full amount of this Note is to be converted in connection with any Qualified Financing due to the limitations in Section 2.2 above, then the principal amount to be converted shall be determined after calculating any accrued interest thereon being paid in Common Stock, and reducing the principal amount being converted, to the extent required to satisfy the limitations in Section 2.2 above, and having the accrued interest so paid being only the accrued interest on the portion of the principal amount that is converted after such reduction. No fractional shares will be issuable upon any conversion under this Section 2. To the extent any portion of accrued interest on converted principal cannot be paid with a full share of Common Stock, or is not paid in Common Stock, it shall be paid in cash.

3. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company’s Senior Indebtedness, as hereinafter defined. This Note shall be subject to reasonable customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness (as defined below), and as a condition to the Holder’s rights hereunder, the Company may require that the Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

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3.1. “Senior Indebtedness” as used herein shall mean all current and future incurred bank debts and equipment financing charges and the principal of (and premium, if any) and unpaid interest on, (i) indebtedness of the Company or with respect to which the Company is a guarantor to banks, insurance companies, lease financing institutions or other lending institutions regularly engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by the Company, whether or not secured and (ii) secured indebtedness of the Company outstanding on the date hereof or incurred hereinafter for goods or services purchased by the Company.

3.2. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Company or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount will be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the Senior Indebtedness then outstanding will first be paid in full, and (ii) no claim or proof of claim will be filed with the Company by or on behalf of the Holder which shall assert any right to receive any payments in respect of the principal of and interest on this Note, except as such receipt is subject to the payment in full of all of the Senior Indebtedness then outstanding. If there occurs an event of default which has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the Holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior indebtedness shall have been paid in full, no payment will be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

3.3. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 3 to receive cash, securities and other properties otherwise payable or deliverable to the Holder, nothing contained in this Section 3 shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder hereof the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law.

4. Events of Default. This Note and all amounts due hereunder shall become immediately due and payable in cash without notice or demand upon the occurrence at any time of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(a) default in the payment when due of any principal or interest under this Note;

3

(b) the liquidation, termination of existence, dissolution or the appointment of a receiver or custodian for the Company or any part of its property if such appointment is not terminated or dismissed within sixty (60) days;

(c) the institution against the Company or any endorser or guarantor of this Note of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing;

(d) the institution by the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Company or any endorser or guarantor of this Note of a composition or an assignment or trust mortgage for the benefit of creditors;

(e) any material default, which remains uncured for thirty (30) days, of the obligations of the Company contained in Section 2 of this Note.

5. Merger, Consolidation or Sale of Assets. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the holder hereof shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the holder would have been entitled if the holder had converted this Note immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 2 to the end that the provisions of Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable.

6. Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective successors and permitted assigns.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

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8. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Any party hereto may by notice so given change its address for future notice hereunder. Notice will conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and will be deemed to have been received when delivered.

9. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

10. Headings; References. All headings used herein are used for convenience only and will not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

IN WITNESS WHEREOF, the parties have caused this Note to be issued on                                         .

HOLDER	COMPANY

LFB BIOTECHNOLOGIES S.A.S.U.	GTC BIOTHERAPEUTICS, INC.

By:	By:

Title:	Title:

By:	By:

Title:	Title:

5

Exhibit C

Form of Keepwell Agreement

[Omitted from this exhibit because it is filed separately as Exhibit 10.2 to this report.]